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[HANOVER LETTERHEAD]                                              EXHIBIT 10(w)
June 1, 1996

Food Service East, Inc.
c/o Steven M. Carr, Esquire, Trustee
Thompson & Carr
11 E. Market Street
York, PA   17401-1249

RE: REAL PROPERTY LOCATED AT SMITH STATION ROAD AND ROUTE 116 IN HEIDELBERG TOWNSHIP, YORK COUNTY, PENNSYLVANIA

Gentlemen:

Pursuant to Paragraph 14 of the Lease Agreement dated June 1, 1994, by and between Hanover Foods Corporation ("Hanover") and Food Service East, Inc. (Debtor in Possession) ("FSE") as amended October 1, 1994, Hanover hereby exercises its unilateral option to purchase all of the real estate currently owned by FSE located at Smith Station Road and Route 116 (Tax Map Parcel DE-75A) in Heidelberg Township, York County, Pennsylvania, comprised of approximately
10.3 acres of land and improved by an office/warehouse facility, free and clear of all liens, encumbrances, and security interests whatsoever for $904,058.22. The closing of this transaction shall occur on the latter of thirty (30) days from the date of this letter or completion of a comprehensive title search concerning the property.

If you have any questions, please call me.

Very truly yours,


/s/ Gary T. Knisely
Gary T. Knisely, Esq.
Executive Vice President

GTK:dcb

cc:      Robert M. Hankin, Esquire
         John A. Warehime